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                              CLC HEALTHCARE, INC.

                                  EXHIBIT 21.1

                              LIST OF SUBSIDIARIES
                   CLC HEALTHCARE, INC., A NEVADA CORPORATION
             (f/k/a LTC HEALTHCARE, INC. AND LTC EQUITY HOLDING CO.)
             (Subsidiary Listing - updated as of December 31, 2002)

Centers for Long Term Care, Inc., a Nevada corporation

     Centers for Long Term Care Ancillary Services, Inc., a Nevada corporation

     Centers for Long Term Care of Fort Sumner, Inc., a Nevada corporation

     Centers for Long Term Care of Florida, Inc., a Nevada corporation (f/k/a LTC Senior Care, Inc.)
          Centers for Long Term Care of Crawfordville, Inc., a Nevada
           corporation
          Centers for Long Term Care of Venice, Inc., a Nevada corporation

     Centers for Long Term Care of Georgia, Inc., a Nevada corporation
          Centers for Long Term Care of Fort Valley, Inc., a Nevada corporation Centers for Long Term Care of Jessup, Inc., a Nevada corporation Centers for Long Term Care of Jonesboro, Inc., a Nevada corporation Centers for Long Term Care of Roberta, Inc., a Nevada corporation

     Centers for Long Term Care of Iowa, Inc., a Nevada corporation

     Centers for Long Term Care of Illinois, Inc., a Delaware corporation

     Centers for Long Term Care of Kansas, Inc., a Nevada corporation
          Centers for Long Term Care of Bonner Springs, Inc., a Nevada
           corporation
          Centers for Long Term Care of Gardner, Inc., a Nevada corporation Centers for Long Term Care of Olathe, Inc., a Nevada corporation Centers for Long Term Care of Salina, Inc., a Nevada corporation

     Centers for Long Term Care of Texas, Inc., a Nevada corporation
          Centers for Long Term Care of Briarwood, Inc., a Nevada corporation Centers for Long Term Care of Golden Age, Inc., a Nevada corporation Centers for Long Term Care of Lexington, Inc., a Nevada corporation Centers for Long Term Care of Nacogdoches, Inc., a Nevada corporation Centers for Long Term Care of Oak Park, Inc., a Nevada corporation Centers for Long Term Care of Richland Hills, Inc., a Nevada
           corporation
          Centers for Long Term Care of Woodridge, Inc., a Nevada corporation

     Centers for Long Term Care of Tucumcari, Inc., a Nevada corporation

     Centers for Long Term Care of Virginia, Inc., a Nevada corporation
          Centers for Long Term Care of Richmond, Inc., a Nevada corporation Centers for Long Term Care of Tappahannock, Inc., a Nevada corporation

Fort Tucum, Inc., a Delaware corporation (f/k/a LTC-Fort Tucum, Inc.)

Healthcare Holdings, Inc., a Nevada corporation